UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 17, 2020

VEREIT, INC.
VEREIT OPERATING PARTNERSHIP, L.P.
(Exact name of Registrant as specified in its charter)

Maryland	001-35263	45-2482685
Delaware	333-197780	45-1255683
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2325 E. Camelback Road, 9th Floor
Phoenix,	AZ	85016
(Address of principal executive offices, including zip code)

(800)	606-3610
(Registrant’s telephone number, including area code)
________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:
Title of each class:		Trading symbol(s):	Name of each exchange on which registered:
Common Stock	$0.01 par value per share (VEREIT, Inc.)	VER	New York Stock Exchange
6.70% Series F Cumulative Redeemable Preferred Stock	$0.01 par value per share (VEREIT, Inc.)	VER PF	New York Stock Exchange
 Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

VEREIT, Inc.		VEREIT Operating Partnership, L.P.
Emerging growth company	☐	Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
VEREIT, Inc. ☐ VEREIT Operating Partnership, L.P. ☐

Item 7.01 Regulation FD Disclosure.
On June 17, 2020, VEREIT, Inc. together with its operating partnership, VEREIT Operating Partnership, L.P. (collectively, the “Company”), furnished the following documents: (i) a press release announcing updated information with respect to the Company’s real estate portfolio and balance sheet in response to the ongoing coronavirus (COVID-19) pandemic, attached hereto as Exhibit 99.1; and (ii) a presentation describing the Company’s business and real estate portfolio, attached hereto as Exhibit 99.2. The information set forth in this Item 7.01 and in the attached Exhibits 99.1 and 99.2, is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information set forth in this Item 7.01, including Exhibits 99.1 and 99.2, shall not be deemed incorporated by reference into any filing under the Exchange Act or the Securities Act of 1933, as amended, regardless of any general incorporation language in such filing.

Item 8.01. Other Events
On June 17, 2020, the Company provided the following updates with respect to its real estate portfolio and balance sheet:

•
As of June 16, 2020, VEREIT had received approximately 84% of April rent, 84% of May rent and 82% of June rent, which includes approximately 2% to be paid in arrears by a Government agency tenant. The Company is in ongoing discussions with tenants regarding unpaid rent. The property type breakdown is as follows:

Property Type	April	May	June
Total Retail	86%	86%	86%
Casual Dining	27%	37%	29%
Quick Service	78%	77%	78%
Total Restaurant	49%	54%	50%
Total Office	98%	96%	96%
Total Industrial	99%	99%	94%

•
Rent relief requests have been received from tenants representing approximately 33% of rental income on an annualized basis as of June 16, 2020, including some tenants that paid April, May and/or June rent. As of June 16, 2020, of the 33% (i) 16% had been approved by the Company, (ii) 6% are in negotiation, and (iii) 11% have either been denied by the Company or the Company has not taken formal action. These requests vary in time frame, but are concentrated within the two to four month range. The property type breakdown is as follows:

Property Type
Total Retail	28%
Casual Dining	81%
Quick Service	52%
Total Restaurant	69%
Total Office	8%
Total Industrial	28%

•	As of June 16, 2020 VEREIT had corporate liquidity of approximately $1.2 billion comprised of $101.0 million in cash and cash equivalents and $1.1 billion of availability under its credit facility.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
99.1	Press Release dated June 17, 2020 related to COVID-19 Update
99.2	June COVID-19 Update Investor Review dated June 17, 2020
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VEREIT, INC.

By:	/s/ Michael J. Bartolotta
Name:	Michael J. Bartolotta
Title:	Executive Vice President and Chief Financial Officer

VEREIT OPERATING PARTNERSHIP, L.P. By: VEREIT, Inc., its sole general partner

By:	/s/ Michael J. Bartolotta
Name:	Michael J. Bartolotta
Title:	Executive Vice President and Chief Financial Officer

Date: June 17, 2020